================================================================================


                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement        [  ]  Confidential, For use
                                                of the Commission Only (as
                                                permitted by Rule 14a-6(e)(2)
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SANCHEZ COMPUTER ASSOCIATES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing Party:
          (4) Date Filed:

================================================================================

                    [Sanchez Computer Associates, Inc. Logo]
                            40 Valley Stream Parkway
                                Malvern, PA 19355

                             Phone: (610) 296-8877
                              Fax: (610) 296-7371

                            Internet: www.sanchez.com
                                      ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Stockholder:

You are invited to attend the Sanchez Computer Associates, Inc. 1999 Annual Meeting of Stockholders.

DATE:        Wednesday, May 19, 1999

TIME:        2:00 p.m. Eastern time

PLACE:       The Desmond Great Valley Hotel and Conference Center
             One Liberty Boulevard
             Malvern, Pennsylvania 19355
             (610) 296-9800 or (800) 575-1776

DIRECTIONS:  Included on the last page

No admission tickets are required. If you cannot attend the meeting in person, you may listen to the meeting over the Internet through Vcall, Inc. at http://www.vcall.com. Please go to this web site approximately fifteen minutes
---------------------
early to register and download any necessary audio software.

Only stockholders who owned stock at the close of business on April 7, 1999, can vote at this meeting or any adjournments that may take place.

At the meeting, we will elect nine directors, request approval of the amendments to the 1995 Equity Compensation Plan, and attend to any other business properly presented at the meeting. We also will report on our 1998 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Our board of directors is a vital resource. We consider your vote important, no matter how many shares you hold, and we encourage you to vote as soon as possible.

We have rewritten and reformatted our proxy statement to make it easier to read. We encourage you to read this document, and we welcome your comments on the new format.

The proxy statement, accompanying proxy card, and 1998 annual report are being mailed to stockholders beginning April 23, 1999, in connection with the solicitation of proxies by the board of directors.

Sincerely,

/s/ Michael A. Sanchez                              /s/ Carl Sottosanti
----------------------                              -------------------
Michael A. Sanchez                                  Carl Sottosanti
Chairman of the Board                               Secretary

April 23, 1999

                             QUESTIONS AND ANSWERS


Q:  Who is entitled to vote?
A: Stockholders of record as of the close of business on April 7, 1999, may vote at the annual meeting.

Q:  How many shares can vote?
A: On April 7, 1999, there were 11,768,125 shares issued and outstanding. Every stockholder may cast one vote for each share owned.

Q:  What may I vote on?
A: You may vote on the election of nine directors who have been nominated to serve on our board of directors and on the adoption of amendments to our 1995 Equity Compensation Plan.

Q:  How does the board recommend I vote on the proposal?
A: The board recommends a vote FOR each board nominee and FOR the amendments to the 1995 Equity Compensation Plan.

Q:  How do I vote?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

    If you sign your proxy card but do not mark any boxes showing how you wish to vote, Michael A. Sanchez, Frank R. Sanchez, and Joseph F. Waterman will vote your shares as recommended by the board of directors.

Q:  What if I hold my shares in a brokerage account?
A: If you hold your shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:
    1. by telephone,
    2. via the Internet, or
    3. by returning the form to your broker.

Q:  What if I want to change my vote?
A: You may change your vote at any time before the meeting in any of the following three ways:
    1. notify our corporate secretary, Carl Sottosanti, in writing,
    2. vote in person at the meeting, or
    3. submit a proxy card with a later date.

    If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:  How will directors be elected?
A: The nine nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q: What vote is required to adopt the amendments to the 1995 Equity Compensation Plan?
A: To approve the amendments to the plan, a quorum must be present and voting on the plan, and a majority of the votes cast must be in favor of the amendments.

Q:  Who will count the votes?
A: A representative of Sanchez will count the votes and act as the judge of election.


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

                             QUESTIONS AND ANSWERS


Q:  What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

    ChaseMellon Shareholder Services
    85 Challenger Road
    Ridgefield Park, NJ 07660
    Toll-free telephone 800-526-0801.

    If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

    You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.
                                                 --------------------
Q:  What is a quorum?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:  What is the effect if I abstain or fail to give instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

    Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on routine matters, such as the election of directors. Approval of the amendments to the 1995 Equity Compensation Plan is considered a non-routine matter. Therefore, brokers, banks or other nominees will not be able to vote on that proposal without instructions from the stockholder. This will result in a "broker non-vote" on that matter equal to the number of shares for which they do not receive specific voting instructions.

    Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention.

Q:  Who can attend the meeting?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:  What if I can't attend the meeting?
A: If you cannot attend the meeting in person, you may listen to the proceedings over the Internet through Vcall, Inc. at http://www.vcall.com.
                                                         ---------------------

    Please go to this web site approximately fifteen minutes early to register and download any necessary audio software. If you cannot listen to the live broadcast, Vcall will have a replay of the meeting available on its web site beginning immediately after the meeting and a transcript of the meeting available by approximately May 24.

Q:  Are there any expenses associated with collecting the stockholder votes?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.


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

                             QUESTIONS AND ANSWERS

Q:  What is a stockholder proposal?
A: A stockholder proposal is your recommendation or requirement that Sanchez or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:  Can anyone submit a stockholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a stockholder proposal for the annual meeting in 2000, what action must I take?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2000, you must submit the proposal, in writing, so that our corporate secretary receives it no later than December 25, 1999. The proposal must meet the requirements established by the SEC. Send your proposal to:

    Carl Sottosanti, General Counsel and
     Secretary
    Sanchez Computer Associates, Inc.
    40 Valley Stream Parkway
    Malvern, PA 19355

    If you wish to present a proposal at the annual meeting in 2000 that has not been included in the proxy statement, the management proxies will be allowed to use their discretionary voting authority unless notice of your proposal has been received by our corporate secretary no later than March 9, 2000.

Q:  Can a stockholder nominate someone to be a director?
A: We will consider qualified candidates recommended by our stockholders. You should submit your recommendation, including a detailed statement of the individual's qualifications, to our corporate secretary at the address shown in the preceding question.

Q:  Who are the largest stockholders of Sanchez?
A: Safeguard Scientifics, our largest stockholder, beneficially owns 26.7% of our shares. Michael Sanchez, our chairman, beneficially owns 16.2%, and Frank Sanchez, our president and COO, beneficially owns 7.0%. Other directors and executive officers beneficially own a total of an additional 10.5% of our common stock. At December 31, 1998, no other stockholder owned more than 5% of our stock.



                                       3
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


                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card




Directors are elected annually and serve a one-year term. There are nine nominees for election this year. Each nominee is currently serving as a director and has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The board recommends a vote FOR each nominee. The nine nominees who receive the highest number of affirmative votes will be elected as directors.

--------------------------------------------------------------------------------
MICHAEL A. SANCHEZ                                          Director since 1979
Age 41

Mr. Michael Sanchez founded the company in 1979 and has been its chairman since its inception. He also served as chief executive officer from inception until April 1997. In addition to providing strategic direction for our company, Mr. Sanchez is currently responsible for overseeing our marketing activities. Michael Sanchez and Frank Sanchez are brothers.

--------------------------------------------------------------------------------
FRANK R. SANCHEZ                                            Director since 1980
Age 42

Mr. Frank Sanchez has been the president and chief operating officer of the company since 1994. In his capacity as chief operating officer, Mr. Sanchez is responsible for our sales and technology development functions. He was the principal architect of the PROFILE integrated banking system and continues to be responsible for developing our product and technical strategy. From 1980 until 1994, Mr. Sanchez was executive vice president in charge of technology and product development.

--------------------------------------------------------------------------------
RONALD J. ZLATOPER                                           Director since 1997
Age 57

Mr. Zlatoper has been the chief executive officer of the company since April 1997. Mr. Zlatoper has served as a consultant to several corporations. He left the U.S. Navy as an Admiral in 1997 after 33 years of service, including service as Commander in Chief of the U.S. Pacific Fleet from 1994 through 1996 and as Chief of Naval Personnel and Deputy Chief of Naval Operations for Manpower and Personnel from 1991 to 1994. Mr. Zlatoper also serves on the Executive Board of the Cradle of Liberty Council, Boy Scouts of America and the Pearl Harbor Aviation Museum and on the Advisory Board of Penn State Great Valley and the George Washington University Business School. He is a trustee of Rensselaer Polytechnic Institute.

                                       4

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

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WARREN V. MUSSER                                             Director since 1987
Age 72

Mr. Musser has served, since 1953, as chairman of the board and chief executive officer of Safeguard Scientifics, Inc., a company that develops and operates emerging growth information technology companies. Mr. Musser is chairman of the board of Cambridge Technology Partners (Massachusetts), Inc. and CompuCom Systems, Inc. He is also a director of DocuCorp International, Inc. and a trustee of Brandywine Realty Trust. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America, vice chairman of The Eastern Technology Council, and chairman of the Pennsylvania Partnership on Economic Education.

--------------------------------------------------------------------------------
LAWRENCE CHIMERINE                                           Director since 1987
Age 58

Dr. Chimerine has served as managing director and chief economist of the Economic Strategy Institute since August 1993 and as president of Radnor Consulting Services, an economic advisory firm, since August 1991. Dr. Chimerine became an advisor to the WEFA Group in 1997. From June 1991 to March 1994, Dr. Chimerine was a senior economic advisor of DRI-McGraw/Hill. Dr. Chimerine is a director of Bank United Corp. and Outsource International, Inc.

--------------------------------------------------------------------------------
ALEX W. HART                                                 Director since 1998
Age 58

Since 1998, Mr. Hart has served as an independent consultant. Before 1998, Mr. Hart served as chief executive officer of Advanta Corp., a consumer and small business service company that he joined in March 1994. Before joining Advanta Corp, Mr. Hart had been president and chief executive officer of MasterCard International, Inc., a worldwide association of over 29,000 member financial institutions. Mr. Hart is a director of HNC Software, Inc.

--------------------------------------------------------------------------------
KAILASH C. KHANNA                                           Director since 1997
Age 60

Dr. Khanna joined the Society for Worldwide Interbank Financial Telecommunication s.c., a cooperatively owned provider of interbank financial transfer services, in September 1993, initially as head of information technology. In 1994, he was appointed the head of technology, operations and support. Previously, Dr. Khanna served from 1988 until 1993 as senior vice president of systems and technology for the CIT Group of Manufacturers Hanover Bank, an asset-based lending institution. Dr. Khanna also serves on the International Advisory Committee of Global One (a telecommunications joint venture of Sprint, Deutsche Telekom and France Telecom) and the Information Systems & Technology Council of the American Management Association.

--------------------------------------------------------------------------------
JOHN D. LOEWENBERG                                           Director since 1996
Age 58

Mr. Loewenberg is currently managing partner of JDL Enterprises, a consulting firm. Previously, Mr. Loewenberg was an executive vice president and chief operating officer of Connecticut Mutual, a life insurance company, from May 1995 through March 1996. Before joining Connecticut Mutual, Mr. Loewenberg held several senior management positions with Aetna Life and Casualty and its affiliates. Mr. Loewenberg is a director of CompuCom Systems, Inc., Diamond Technology Partners Incorporated, DocuCorp International, Inc., and Wung Healthcare.

--------------------------------------------------------------------------------
THOMAS C. LYNCH                                              Director since 1996
Age 57

Mr. Lynch has been executive vice president, chief operating officer and a member of the board of directors of CompuCom Systems, Inc., a subsidiary of Safeguard Scientifics, Inc. and a leading provider of information technology products and technology management to large- and medium-sized businesses throughout the United States, since October 1998. Previously, Mr. Lynch served as senior vice president of Safeguard Scientifics since November 1995. Before that time, Mr. Lynch retired from the U.S. Navy as an Admiral after 31 years of service, including serving as Superintendent of the U.S. Naval Academy from 1991 through 1994 and Director of the Navy Staff from 1994 through 1995. Mr. Lynch currently serves as a director of The Eastern Technology Council and a trustee of the U.S. Naval Academy Foundation. Mr. Lynch is a director of OAO Technology Solutions, Inc. and Mikros Systems Corp.



                                        6

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
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION



Board Meetings: The board of directors held four meetings in 1998. Each director attended at least 75% of the total number of meetings of the board and committees of which he was a member.

Board Compensation: Directors receive reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings or other company business.

Each director who is not an executive officer of Sanchez or Safeguard is eligible to receive stock option grants, in the discretion of the compensation committee. The term and vesting of options awarded to directors are determined by the committee at the time of grant. The exercise price of each option is equal to the closing price of a share of our common stock on the grant date.

In July 1998, Mr. Hart received an option to purchase 15,000 shares at an exercise price of $20.00 per share. The option vests 100% in July 2002 and has a term of eight years. Vesting of the option is subject to acceleration upon the satisfaction of certain performance criteria. In August 1998, Mr. Hart received an option to purchase 8,400 shares at an exercise price of $26.625 per share. The option vests one-third each year starting August 1999 and has a term of five years from the date it first becomes exercisable.


                        BOARD COMMITTEE MEMBERSHIP ROSTER

--------------------------------------------------------------------------------
                                     Audit      Compensation    Executive
--------------------------------------------------------------------------------
Meetings held in 1998                  3              2             0
--------------------------------------------------------------------------------
Michael A. Sanchez *                                  x             x
--------------------------------------------------------------------------------
Frank R. Sanchez                                                    x
--------------------------------------------------------------------------------
Ronald J. Zlatoper                                                  x
--------------------------------------------------------------------------------
Warren V. Musser                                      x             x
--------------------------------------------------------------------------------
Lawrence Chimerine                     x              x
--------------------------------------------------------------------------------
Kailash C. Khanna                      x
--------------------------------------------------------------------------------
John D. Loewenberg                     x              x
--------------------------------------------------------------------------------
Thomas C. Lynch                        x
--------------------------------------------------------------------------------

* Mr. Sanchez is a non-voting member of the Compensation Committee

Audit Committee

o discusses the scope and results of our audit with the independent certified public accountants
o reviews with management and the independent certified public accountants the interim and year-end operating results
o considers the adequacy of our internal accounting controls and audit procedures

Compensation Committee

o determines compensation levels for our officers and other principal employees, including incentive compensation
o  administers our equity compensation plans

Executive Committee

o  acts upon all matters with respect to the routine management of our business


                                       7

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

                          ADOPTION OF AMENDMENTS TO THE
                          1995 EQUITY COMPENSATION PLAN
                              Item 2 on Proxy Card

Background

Our 1995 Equity Compensation Plan was initially adopted in 1995. Since no shares remained available for issuance under that plan, in February 1999, our board adopted, subject to stockholder approval, an amendment to the plan authorizing the issuance of an additional 1,000,000 shares under the plan. The board also approved other amendments to the plan, including, among other things, a change in the definition of fair market value and the addition of individuals to whom an offer of employment has been extended as eligible participants under the plan.

The board recommends a vote FOR approval of the amendments to the 1995 Plan. Approval of these amendments requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendments. If the stockholders do not approve the amendments, then the number of shares that may be issued under the 1995 Plan will not exceed 1,680,000 shares, and any options granted under the 1995 Plan that were subject to stockholder approval will terminate.

Purpose of the 1995 Plan

The 1995 Plan provides participants with an opportunity to receive grants of stock options, stock appreciation rights, and restricted stock. We have historically granted incentive stock options and non-qualified stock options with an exercise price that generally has been equal to the fair market value on the grant date. We most likely will continue to do so in the future. However, to remain competitive and to be able to continue attracting outstanding employees, our 1995 Plan provides the flexibility for other types of grants.

We believe the 1995 Plan will encourage the participants to contribute to our growth, thus benefiting our stockholders, and will align the economic interests of the participants with those of our stockholders.

The 1995 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

Shares Subject to the 1995 Plan

The 1995 Plan, as amended, authorizes the issuance of up to 2,680,000 shares of common stock, subject to adjustment in certain circumstances as discussed below. The maximum number of shares that may be subject to grants made to any individual under the plan is 550,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award is forfeited, the shares subject to the grant will again be available for purposes of the 1995 Plan.

Of the additional shares authorized for issuance, options for 86,061 of such shares already have been awarded to certain executives and other employees. The balance of the newly authorized shares will be available for grants to existing and future plan participants from time to time. At March 31, 1999, of the 2,680,000 shares authorized for issuance, 154,365 shares have been issued upon exercise of options, 1,611,495 shares are subject to options outstanding under the plan, and 914,140 shares remain available for future issuance. The closing price of a share of our common stock on March 31, 1999, was $23.25 per share.


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

Administration of the 1995 Plan

The 1995 Plan is administered by the compensation committee, which is currently composed of Messrs. Chimerine, Loewenberg, Musser and Michael Sanchez. Mr. Sanchez is a non-voting member of the committee.

The committee has the authority to administer and interpret the 1995 Plan. Specifically, the committee is authorized to
o  determine the individuals to whom grants will be made,
o  determine the type, size and terms of the grants,
o determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,
o amend the terms of any outstanding awards, including accelerating vesting, waiving forfeiture provisions, or extending a participant's right with respect to grants as a result of termination of employment or service or otherwise,
o establish from time to time any policy or program to encourage or require participants to achieve or maintain equity ownership,
o make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the 1995 Plan, and
o  deal with any other matters arising under the plan.

Eligibility for Participation and Grants

Those eligible to receive grants are employees (including officers or members of the board), individuals to whom we have offered employment, non-employee directors, and certain advisors of Sanchez or any subsidiary. There are approximately 325 employees, 5 non-employee directors, and 20 advisors currently eligible to receive grants.

Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, or stock appreciation rights. All grants are subject to the terms and conditions of the 1995 Plan.

Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock awarded, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor and member of the board. The committee may waive or modify these termination provisions.

Stock Options

Grant of Stock Options. The committee may grant options qualifying as incentive stock options to employees. The committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

Option Price. The option exercise price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant, which is equal to the average of the high and low traded prices on the grant date. Also, the value, determined as of the grant date, of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a participant owns stock having more than 10% of the voting power of Sanchez, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

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

Term and Exercisability of Stock Options. The committee determines the term of stock options granted under the 1995 Plan, although the term may not exceed ten years. If a participant owns stock having more than 10% of the voting power of Sanchez, the term of an incentive stock option may not exceed five years. The committee determines how stock options will become exercisable and may accelerate vesting at any time for any reason.

Manner of Exercise of Stock Options. To exercise a stock option, a participant must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:
o  in cash,
o by delivering shares of our common stock already owned by the participant having a fair market value equal to the exercise price,
o  in a combination of cash and shares, or
o any other method of payment the committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to Sanchez and a securities broker, with instructions to the broker to deliver to Sanchez out of the sale proceeds the amount necessary to pay the exercise price.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to Sanchez.

Upon receipt of a participant's exercise notice, the committee may elect to cash out all or part of an option by paying the participant an amount, in cash or common stock, equal to the excess of the fair market value over the exercise price.

For a non-qualified stock option, we are also required to withhold applicable taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:
o for one year following termination of service if an individual dies or is disabled or
o  for one month following termination of service for any other reason.

The committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, the committee may terminate all stock options held by a participant at the date of termination. The committee also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which Sanchez has not yet delivered share certificates.

Transferability of Stock Options. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those stock options to family members or other persons or entities.

Restricted Stock Grants

The committee may provide a participant with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the

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

satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

Stock Appreciation Rights

The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

Termination of the 1995 Plan

The board may amend or terminate the 1995 Plan at any time. The 1995 Plan will terminate, in any event, on October 9, 2005.

Adjustment Provisions

The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1995 Plan, to appropriately reflect any of the following events:
o a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares;
o a merger, reorganization or consolidation in which Sanchez is the surviving corporation;
o  a reclassification or change in par value;
o any other extraordinary or unusual event affecting the outstanding common stock as a class without receipt of consideration by Sanchez; or

                                       11

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

o a substantial reduction in the value of outstanding shares of common stock as a result of a spinoff or payment of an extraordinary dividend or distribution.

Reorganization; Change in Control

Upon a reorganization where Sanchez is not the surviving corporation, or survives only as a subsidiary of another corporation, all outstanding stock options and SARs that are not exercised will be assumed by the surviving corporation or replaced with comparable options or rights.

Unless the committee determines otherwise, a change of control will not result in the acceleration of vesting of outstanding stock options or SARs or the removal of restrictions and conditions on outstanding restricted stock awards. However, the committee may elect to take the following actions:
o require that participants surrender their outstanding options and SARs in exchange for a payment, in cash or common stock, in an amount equal to the amount by which the then fair market value subject to the grants exceeds the exercise price of the options or the base amount of the SARs or
o terminate any or all unexercised options or SARs after giving participants an opportunity to exercise the options or SARs.

The committee does not have the right to take any actions that would make the reorganization or change of control ineligible for pooling of interests accounting treatment or desired tax treatment if the reorganization or change of control would otherwise qualify for this treatment and we intend to use this treatment with respect to the transaction.

Federal Income Tax Consequences

The current federal income tax treatment of grants under the 1995 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1995 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

Incentive Stock Options. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. We will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or

                                       12

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

one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to Sanchez. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Non-qualified Stock Options. There are no federal income tax consequences to a participant or Sanchez upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be includible in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to certain restrictions described in the 1995 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

Restricted Stock. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and we will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and we will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an

                                   13

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

amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, we generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

Stock Appreciation Rights. There are no federal income tax consequences to a participant or to Sanchez upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. We generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

Tax Withholding. All grants under the 1995 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1995 Plan are conditional upon the payment or arrangement for payment of any required withholding.

Section 162(m). Under section 162(m) of the Code, we may be precluded from claiming a federal income tax deduction for total compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total compensation may include amounts received upon the exercise of stock options and SARs granted under the 1995 Plan, the value of shares subject to restricted stock grants when the shares are no longer subject to forfeiture (or such other time when income is recognized) and the amounts received pursuant to other grants under the 1995 Plan. An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as "performance-based compensation."



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

                                NEW PLAN BENEFITS

The following table shows the number of options that were granted under the 1995 Equity Compensation Plan subject to stockholder approval at the annual meeting of the proposal contained in Item 2 above.

--------------------------------------------------------------------------------

                          1995 EQUITY COMPENSATION PLAN

----------------------------------------------------------------------------------------------------------

            Name and Position                         Dollar Value ($)(1)             Number of Units

----------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper, CEO                                    $       0                                0
----------------------------------------------------------------------------------------------------------
Michael A. Sanchez, Chairman                               $       0                           10,000
----------------------------------------------------------------------------------------------------------
Frank R. Sanchez, President and COO                        $       0                           10,000
----------------------------------------------------------------------------------------------------------
Stewart A. Jack, Managing Director, Europe                 $       0                                0
----------------------------------------------------------------------------------------------------------
Joseph F. Waterman, Senior Vice President and CFO          $       0                           10,000
----------------------------------------------------------------------------------------------------------
Executive Group                                            $       0                           70,000
----------------------------------------------------------------------------------------------------------
Non-executive Director Group                               $       0                                0
----------------------------------------------------------------------------------------------------------
Non-executive Officer Employee Group                       $       0                           16,061
----------------------------------------------------------------------------------------------------------

(1) All options have an exercise price at least equal to the fair market value of our shares of common stock as of the grant date. As optionees must pay the exercise price to us to acquire the shares upon exercise of the option, the dollar value of benefits received by or allocated to the optionees on the grant date was zero.


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

                   STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND
                        BENEFICIAL OWNERS OF MORE THAN 5%
                              AS OF MARCH 31, 1999

---------------------------------------------------------------------------------------------------------------------------
                                                                                             Shares
                                                                                          Beneficially
                                          Outstanding                  Options                Owned
                                             Shares                  Exercisable            Assuming
                                          Benefically                 Within 60            Exercise of       Percent of
           Name                              Owned                       Days                 Options          Shares
---------------------------------------------------------------------------------------------------------------------------
Safeguard Scientifics, Inc.                 3,144,092                        0               3,144,092          26.7%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087-1945
---------------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez                          1,867,871                   39,763               1,907,634          16.2%
  40 Valley Stream Parkway
  Malvern, PA 19355
---------------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez                              790,271                   40,067                 830,338           7.0%
  40 Valley Stream Parkway
  Malvern, PA 19355
---------------------------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper                             25,200                  125,000                 150,200           1.3%
---------------------------------------------------------------------------------------------------------------------------
Warren V. Musser                              563,834                        0                 563,834           4.8%
---------------------------------------------------------------------------------------------------------------------------
Lawrence Chimerine                             73,000                        0                  73,000            *
---------------------------------------------------------------------------------------------------------------------------
Alex W. Hart                                    1,000                        0                   1,000            *
---------------------------------------------------------------------------------------------------------------------------
Kailash C. Khanna                               2,650                    4,000                   6,650            *
---------------------------------------------------------------------------------------------------------------------------
John D. Loewenberg                              1,710                   19,200                  20,910            *
---------------------------------------------------------------------------------------------------------------------------
Thomas C. Lynch                                 1,449                        0                   1,449            *
---------------------------------------------------------------------------------------------------------------------------
Stewart A. Jack                                   100                   15,033                  15,133            *
---------------------------------------------------------------------------------------------------------------------------
Joseph F. Waterman                            227,281                    8,115                 235,396           2.0%
---------------------------------------------------------------------------------------------------------------------------
Executive officers and directors as a
 group (16 persons)                         3,714,455                  375,449               4,089,904          33.7%
---------------------------------------------------------------------------------------------------------------------------

*  Less than 1% of our outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:

  Safeguard Scientifics   Shares are held of record by wholly owned subsidiaries
                          of Safeguard as follows: Safeguard Scientifics
                          (Delaware), Inc.--2,735,292 shares; Safeguard
                          Delaware, Inc.--408,800 shares
  Michael A. Sanchez      Includes 99,000 shares held in custodial accounts for
                          three minor children and 50,000 shares held by his
                          spouse
  Warren V. Musser        Includes 64,400 shares held by a charitable foundation
                          established by Mr. Musser and 12,000 shares held by
                          two trusts of which he serves as a co-trustee.
  Stewart A. Jack         Includes 100 shares held by his spouse
  Joseph F. Waterman      Includes 900 shares held in custodial accounts for
                          three minor children, 1,998 shares held by his spouse, and 527 shares held in a spousal trust

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

Section 16(a) Beneficial Ownership Reporting Compliance: The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, the only late filings during 1998 were as follows: a Form 5 filed late by Kailash C. Khanna, Stewart A. Jack and Deborah Kovacs, an executive officer, each reporting one delinquent transaction, and a Form 4 filed late by Kailash C. Khanna and Michael Turner, an executive officer.


                             STOCK PERFORMANCE GRAPH


The following graph compares the cumulative total return on our common stock for the period November 13, 1996, through December 31, 1998, with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested on November 13, 1996, in our common stock and in each of the comparison indices, and assumes reinvestment of dividends. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.

                    13-Nov-96        Dec-96        Dec-97        Dec-98
               ---------------------------------------------------------
Sanchez               100             143           530           532
Nasdaq                100             100           123           172
Peer Group            100             103           127           214





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

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

We are in a highly competitive industry. To succeed, we must be able to
o  attract and retain qualified employees,
o promote among them the economic benefits of stock ownership in our company, and
o motivate and reward employees who, by their hard work, loyalty, and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of
o  base pay,
o  cash incentives, and
o  stock options.

Base Pay

Base pay is established initially for new executives on the basis of subjective factors, including experience, individual achievements, and the level of responsibility to be assumed. Salary increases also are awarded based on subjective factors, including

o  an executive's increased levels of individual responsibility,
o maintaining an appropriate scale among our executives based on relative positions and responsibilities,
o  the competitiveness of the labor market in the technology sector, and
o  general levels of inflation.

Mr. Zlatoper's 1998 base pay. Mr. Zlatoper's base salary was fixed by the committee when he was appointed chief executive officer in April 1997. There was no increase in 1998.

Other highly compensated executives' 1998 base pay. Base pay for 1998 was determined by considering the subjective factors discussed previously.

Cash Incentives

Cash incentives may be awarded at the discretion of the committee. Cash incentives are intended to motivate executives to achieve and exceed not only the targeted tasks and objectives determined for each executive according to his or her functional responsibilities within the organization but also our annual performance targets and strategic objectives as defined in our annual strategic plan.

Mr. Zlatoper's 1998 cash incentive. Mr. Zlatoper was awarded a cash incentive of $17,500 in 1998 based on corporate performance and other subjective factors.

Other highly compensated executives' 1998 cash incentive. Cash incentives for 1998 were determined by considering corporate performance and other subjective factors.

Stock Options

Our equity compensation plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our financial and operational objectives. Grants under the plan align the interests of our executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. Generally, grants are not made every year, but are awarded subjectively, based on a number of factors, including the achievement of our financial and strategic objectives, the individual's contributions toward the achievement of our financial and

                                       18

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

operational objectives, and the amount and term of options already held by each individual.

1998 Stock Option Awards. The committee granted stock options during 1998 to certain of its new executives and employees and also granted options to certain executives and employees for performance during 1998. The relative number of options granted to new executives and employees was based on each person's responsibilities.

IRS Limits on Deductibility of Compensation.

The committee is aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). The committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future.

By the Compensation Committee:

Lawrence Chimerine
John D. Loewenberg
Warren V. Musser
Michael A. Sanchez

Compensation Committee Interlocks and Insider Participation

Directors Chimerine, Loewenberg and Musser are the voting members of the committee. Mr. Michael Sanchez, chairman of the board and one of our executive officers, serves as a non-voting member of the committee. Mr. Sanchez did not participate in discussions regarding his compensation.


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


                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS

                 1998 Annual Compensation for Top Five Officers

-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Long-Term
                                                 Annual Compensation(1)                   Compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              Awards
-----------------------------------------------------------------------------------------------------------------------------

                                                                                             Securities
                                                                         Other Annual        Underlying        All Other
                                                                         Compensation       Options/SARS      Compensation
Name and Principal Position       Year    Salary ($)   Bonus ($)(2)          ($)                 (#)             ($)(3)
-----------------------------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper,               1998   $   225,000   $   17,500             --                --             $   3,900
CEO(4)
                                  1997       152,586         --               --               200,000               --
-----------------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez,               1998   $   217,675   $  150,000             --                40,000         $   8,030
Chairman
                                  1997       194,275         --               --                --                 4,800

                                  1996       190,000       20,000             --                --                 5,700
-----------------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez,                 1998   $   224,000   $  150,000             --                40,000         $   8,970
President and COO
                                  1997       204,500         --               --                --                 4,800

                                  1996       200,000       30,000             --                --                 4,800
-----------------------------------------------------------------------------------------------------------------------------
Stewart A. Jack,                  1998    $  203,140   $   20,000             --                10,000             --
Managing Director,
Europe                            1997       175,690         --               --                 6,000             --

                                  1996        93,163         --               --                14,600             --
-----------------------------------------------------------------------------------------------------------------------------

Joseph F. Waterman,               1998       163,550   $   77,500             --                20,000         $   6,031
Senior Vice President
and CFO                           1997       143,149         --               --                     0             5,194

                                  1996       140,000       30,000             --                     0             4,200
-----------------------------------------------------------------------------------------------------------------------------

Notes to Annual Compensation Table:

(1) Includes compensation that has been deferred by the top five officers under defined contribution plans.

(2) Includes amounts paid or accrued related to 1998.

(3) Represents a contribution under our 401(k) plan.

(4) Mr. Zlatoper's employment commenced in April 1997.


                                       20

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


                            1998 Stock Option Grants

---------------------------------------------------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                                      Value
                                                                                               at Assumed Annual
                                                                                              Rates of Stock Price
                                                                                                  Appreciation
                                        Individual Grants(1)                                   for Option Term(2)
---------------------------------------------------------------------------------------------------------------------
                                        % of Total
                          Number of      Options/
                          Securities       SARs
                         Underlying     Granted to
                           Options/      Employees      Exercise or
                             SARS        in Fiscal      Base Price       Expiration           5%              10%
        Name              Granted (#)       Year          ($/Sh)           Date               ($)             ($)
---------------------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper              0            --             --               --               --              --
---------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez         18,180(3)        2.3%         $  22.00          2/26/03         $   64,096      $  185,621
                           21,820(4)        2.7%         $  20.00          2/26/06         $  178,147      $  416,601
---------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez           40,000(5)        5.0%         $  20.00          2/26/06         $  319,760      $  745,388
---------------------------------------------------------------------------------------------------------------------
Stewart A. Jack            10,000(4)        1.2%         $  20.00          2/26/06         $   81,645      $  190,928
---------------------------------------------------------------------------------------------------------------------
Joseph F. Waterman         20,000(6)        2.5%         $  20.00          2/26/06         $  160,326      $  373,893
---------------------------------------------------------------------------------------------------------------------

(1) All options have an exercise price equal to or greater than the fair market value of the shares subject to each option on the grant date. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The compensation committee, upon exercise of an option, may elect to pay an individual, in cash or in common stock, the difference between the exercise price and the fair market value on the exercise date. The committee may modify the terms of outstanding options, including acceleration of the exercise date.

(2) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of our future stock price growth. Executives will not benefit unless the common stock price increases above the stock option exercise price. The expiration date shown is the last date when the final vested portion of each option may be exercised.

(3) This option vests 25% commencing on December 31, 1998, 25% on February 26, 1999, and an additional 25% on each February 26 thereafter. The option has a five-year term.

(4) These options vest 33-1/3% each year commencing on the first anniversary of the grant. Each vested segment of these options has a five-year term from the date it first becomes exercisable.

(5) This option vests as to 5,000 shares on December 31, 1998, as to 11,667 shares on each of February 26, 1999, and February 26, 2000, and as to the remaining 11,666 shares on February 26, 2001. Each vested segment of the option has a five-year term from the date it first becomes exercisable.

(6) This option vests as follows: 3,586 shares on December 31, 1998, 4,529 shares on February 26, 1999, 5,943 shares on February 26, 2000, and 5,942 shares on February 26, 2001. Each vested segment of the option has a five-year term from the date it first becomes exercisable.


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


          1998 Stock Option Exercises and Year-End Stock Option Values

-----------------------------------------------------------------------------------------------------------------------
                                                                Number of Securities           Value of Unexercised
                                                              Underlying Unexercised              In-The-Money
                                  Shares                            Options/SARs                   Options/SARs
                                 Acquired                        at Fiscal Year-End(#)       at Fiscal Year-End ($)(1)
                                    on          Value
       Name                    Exercise (#)   Realized       Exercisable    Unexercisable    Exercisable     Unexercised
------------------------------------------------------------------------------------------------------------------------
Ronald J. Zlatoper                    0           --             75,000          100,000     $ 1,859,250     $ 2,479,000
------------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez                    0           --             27,945           41,455     $   643,133     $   454,439
------------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez                      0           --             28,400           41,000     $   656,432     $   477,500
------------------------------------------------------------------------------------------------------------------------
Stewart A. Jack                       0           --              9,300           21,300     $   206,750     $   321,750
------------------------------------------------------------------------------------------------------------------------
Joseph F. Waterman               15,600       $ 221,816           3,586           24,214     $    33,171     $   351,705
------------------------------------------------------------------------------------------------------------------------

(1) Value is calculated using the difference between the option exercise price and the year-end stock price of $29.25, multiplied by the number of shares subject to an option.

[Sanchez Logo]

Relationships and Related Transactions with Management and Others

We have an administrative services agreement with Safeguard for administrative support services. The services that Safeguard provides include consultation regarding our general management, investor relations, certain legal services, insurance programs administration, and tax research and planning. The annual administrative services fee does not cover extraordinary services provided by Safeguard or services that are contracted out. The agreement provides for automatic quarterly renewals unless terminated by either Safeguard or Sanchez upon notice at least ninety days before the end of any given quarter. We expensed $100,000 during 1998 for these services.

In March 1995, we loaned Frank Sanchez $114,000. We made this loan to provide funding to exercise certain stock options for the purchase of common stock as part of a company-wide program enabling all employees who had been granted options before December 31, 1993, to exercise similar options. In consideration of this loan, Mr. Sanchez executed a full recourse note. The note has a 10-year term and bears interest at the rate of 7.75% per annum. The highest outstanding balance during 1998 was $109,905, and as of March 31, 1999, the outstanding balance of the note was $98,915.

In June 1997, we agreed to loan Safeguard up to $12.0 million on a revolving basis at Safeguard's effective borrowing rate minus 0.75%. Interest is paid monthly. This rate is higher than we are earning on our money market investments. The highest outstanding balance during 1998, and as of March 31, 1999, was $12.0 million.

In September 1997, we loaned Ronald Zlatoper $176,593. This loan provided funding for the exercise of a portion of his stock options and the related taxes. The full recourse note bears interest at the rate of 5.81%. Interest is payable in arrears on March 31 of each year. The principal balance is due upon demand, but in any event becomes automatically payable in full within 15 business days after he sells the stock. The highest outstanding balance during 1998 was $186,853, and as of March 31, 1999, the outstanding balance of the note was $176,593.

Independent Public Accountants

In November 1998, we retained Arthur Andersen, LLP as our independent public accountants for 1998, replacing PricewaterhouseCoopers LLP, the former independent public accountants. The reports of PricewaterhouseCoopers on audits of our consolidated financial statements as of and for the years ended December 31, 1997 and 1996 contained no adverse opinion, no disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. We are not aware of any disagreements with our former accountants during our last two most recent fiscal years and through August 7, 1998, of any matters of accounting principles or practices, financial statement disclosures, or auditing scope and procedures which, if not resolved to their satisfaction, would have caused them to make reference to the matters in their reports. The decision to change auditors was a result of the merger of Coopers & Lybrand L.L.P., our then auditors, and Price Waterhouse LLP, and the existence of a business consulting relationship with Price Waterhouse which was expected to impair its auditor independence. The selection of Arthur Andersen was recommended to and approved by our audit committee. We intend to retain Arthur Andersen for 1999. A representative of Arthur Andersen is expected to be present at the annual meeting, will have an opportunity to make a statement at the meeting, if desired, and will be available to respond to appropriate questions.

[Sanchez Logo]

                                 [Sanchez logo]
                            40 Valley Stream Parkway
                                Malvern, PA 19355

                             Phone:  (610) 296-8877
                             Fax:    (610) 296-7371

                            Internet: www.sanchez.com
                                      ---------------

--------------------------------------------------------------------------------

                  DIRECTIONS TO THE DESMOND GREAT VALLEY HOTEL
                              One Liberty Boulevard
                                Malvern, PA 19355
                                 (610) 296-9800

--------------------------------------------------------------------------------

From Philadelphia

Take the Schuylkill Expressway (I-76)) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel is on the right.

--------------------------------------------------------------------------------

From South New Jersey

Take I-95 South to Route 322 West. Take 322 West to US Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. The hotel is on the left.

--------------------------------------------------------------------------------

From Philadelphia Airport

Take I-95 South to 476 North. Follow 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Great Valley/ Route 29 North Exit. At the end of the ramp, proceed straight through the traffic light onto Liberty Boulevard. The hotel is on the right.

--------------------------------------------------------------------------------

From Wilmington and Points South
(Delaware and Maryland)

Take I-95 to Route 202 North. Follow Route 202 North to the Great Valley/ Route 29 North Exit. Turn right onto Route 29 North. Turn right at the second light onto Liberty Boulevard. The hotel is on the left.

--------------------------------------------------------------------------------

From Harrisburg and Points West

Take PA Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed straight through traffic light onto Liberty Boulevard. The hotel is on the right.

--------------------------------------------------------------------------------

From New York and Points North

Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The hotel is on the right.

--------------------------------------------------------------------------------

PROXY

                        SANCHEZ COMPUTER ASSOCIATES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

o appoint Michael A. Sanchez, Frank R. Sanchez and Joseph F. Waterman, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 19, 1999, and at any adjournments of that meeting,

o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

o  revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR ADOPTION OF THE AMENDMENTS TO THE 1995 EQUITY COMPENSATION PLAN, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.


                              FOLD AND DETACH HERE

Please mark
your votes as      |X|
indicated in
this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                 WITHHELD
1. ELECTION OF DIRECTORS             FOR         FOR ALL
   Nominees:                         |_|           |_|

Michael A. Sanchez
Frank R. Sanchez
Ronald J. Zlatoper
Warren V. Musser
Lawrence Chimerine
Alex W. Hart
Kailish C. Khanna
John D. Loewenberg
Thomas C. Lynch

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.

2. ADOPTION OF THE AMENDMENTS TO THE         FOR    AGAINST  ABSTAIN
   1995 EQUITY COMPENSATION PLAN             |_|      |_|      |_|


Signature(s)___________________________________________________________________

Date: ____________________, 1999

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign.

Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

                              FOLD AND DETACH HERE

                                     [LOGO]

                            40 Valley Stream Parkway
                               Malvern, PA 19355

                             Phone: (610) 296-8877
                             Fax:   (610) 296-7371

         For more information about Sanchez, please visit our website at
                                www.sanchez.com

                  If you cannot attend the meeting in person,
            you may listen to the meeting over the internet through
                                 Vcall, Inc. at
                             http://www.vcall.com.

         Please go to this web site approximately fifteen minutes early to register and download any necessary audio software.